Exhibit 23.3

                  [LETTERHEAD OF COOPERS & LYBRAND L.L.P.]


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549



We are aware that our report dated November 17, 1997 on our review of interim consolidated financial information of The Limited, Inc. for the thirteen and thirty-nine week periods ended November 1, 1997 and November 2, 1996 and included in the Company's quarterly report on Form 10-Q for the periods then ended is incorporated by reference in this Registration Statement on Form S-4. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                             /s/ Coopers & Lybrand L.L.P.
                                             Coopers & Lybrand L.L.P.

Columbus, Ohio
February 16, 1998